UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On April 29, 2014, First Financial Bancorp. issued its earnings press release that included the results of operations and financial condition for the first quarter of 2014. A copy of the earnings press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The information included in the press release is considered to be “filed” under the Securities Exchange Act of 1934.

The earnings press release includes some non-GAAP financial measures. The first non-GAAP financial measure, Net interest margin (fully tax equivalent), appears in the table entitled “Consolidated Financial Highlights” under the section “Key Financial Ratios.” It also appears in the table entitled “Consolidated Quarterly Statements of Income” under “Additional Data.” The second non-GAAP measure, Net interest income-tax equivalent, appears in the tables entitled “Additional Data” at the bottom of the “Consolidated Quarterly Statements of Income” page. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

Below is a table showing “net interest income” calculated and presented in accordance with GAAP and the adjustments made to arrive at the non-GAAP financial measure “net interest income - tax equivalent.” The table also shows “net interest margin” calculated and presented in accordance with GAAP and the method used to arrive at the non-GAAP financial measure “net interest margin (fully tax equivalent).”

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2014	2013	2013	2013	2013
Net interest income	$54,819	$55,804	$55,772	$58,078	$58,666
Tax equivalent adjustment	702	635	516	514	477
Net interest income - tax equivalent	$55,521	$56,439	$56,288	$58,592	$59,143

Average earning assets	$5,821,130	$5,677,734	$5,659,432	$5,791,715	$5,887,810

Net interest margin*	3.82%	3.90%	3.91%	4.02%	4.04%
Net interest margin (fully tax equivalent)*	3.87%	3.94%	3.95%	4.06%	4.07%

* Margins are calculated using net interest income annualized divided by average earning assets.

The earnings press release also includes some non-GAAP ratios in the “Consolidated Financial Highlights” page. These ratios are: (1) Return on average tangible shareholders' equity; (2) Ending tangible shareholders' equity as a percent of ending tangible assets; (3) Ending tangible shareholders' equity as a percent of risk-weighted assets; (4) Average tangible shareholders' equity as a percent of average tangible assets; and (5) Tangible book value per share. Ending tangible shareholders' equity as a percent of ending tangible assets and Average tangible shareholders' equity as a percent of average tangible assets are also shown in the “Regulatory Capital” section of the “Capital Adequacy” page in the earnings release. The following table provides a reconciliation of these ratios to GAAP. The Company considers these critical metrics with which to analyze banks. The ratios have been included in the earnings press release to facilitate a better understanding of the Company's capital structure and financial condition.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2014	2013	2013	2013	2013
	(Dollars in thousands, except per share data)
Net income (a)	$15,104	$3,785	$14,911	$15,829	$13,824

Average total shareholders' equity	$684,332	$700,063	$693,158	$703,804	$708,862
Less:
Goodwill	(95,050)	(95,050)	(95,050)	(95,050)	(95,050)
Intangible assets	(5,566)	(5,924)	(6,249)	(6,620)	(7,078)
Average tangible equity (b)	583,716	599,089	591,859	602,134	606,734

Total shareholders' equity	691,347	682,161	692,039	695,452	701,614
Less:
Goodwill	(95,050)	(95,050)	(95,050)	(95,050)	(95,050)
Intangible assets	(5,566)	(5,924)	(6,249)	(6,620)	(7,078)
Ending tangible equity (c)	590,731	581,187	590,740	593,782	599,486

Total assets	6,499,089	6,417,213	6,253,441	6,274,575	6,349,017
Less:
Goodwill	(95,050)	(95,050)	(95,050)	(95,050)	(95,050)
Intangible assets	(5,566)	(5,924)	(6,249)	(6,620)	(7,078)
Ending tangible assets (d)	6,398,473	6,316,239	6,152,142	6,172,905	6,246,889

Risk-weighted assets (e)	4,376,505	4,276,152	4,140,561	4,093,644	3,982,479

Total average assets	6,399,235	6,232,971	6,193,722	6,310,602	6,391,049
Less:
Goodwill	(95,050)	(95,050)	(95,050)	(95,050)	(95,050)
Intangible assets	(5,566)	(5,924)	(6,249)	(6,620)	(7,078)
Average tangible assets (f)	6,298,619	6,131,997	6,092,423	6,208,932	6,288,921

Ending common shares outstanding (g)	57,709,937	57,533,046	57,702,444	57,698,344	58,028,923

Ratios
Return on average tangible shareholders' equity (a)/(b)	10.49%	2.51%	10.00%	10.54%	9.24%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets (c)/(d)	9.23%	9.20%	9.60%	9.62%	9.60%
Risk-weighted assets (b)/(e)	13.50%	13.59%	14.27%	14.50%	15.05%
Average tangible shareholders' equity of average tangible assets (b)/(f)	9.27%	9.77%	9.71%	9.70%	9.65%
Tangible book value per share (c)/(g)	$10.24	$10.10	$10.24	$10.29	$10.33

First Financial Bancorp also provided electronic presentation slides on its web site used in connection with the earnings conference call. A copy of the electronic presentation slides is included in this Report as Exhibit 99.2 hereto and is incorporated herein by reference. The information included in the press release is considered to be “filed” under the Securities Exchange Act of 1934.

Item 9.01    Exhibits.

(d)    Exhibits:

99.1    First Financial Bancorp. Press Release dated April 29, 2014 - Filed.
99.2    First Financial Bancorp. April 30, 2014 Earnings Call slides - Filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Anthony M. Stollings
Anthony M. Stollings
Executive Vice President, Chief Administrative Officer
and Chief Financial Officer

Date:	April 29, 2014

Form 8-K                                First Financial Bancorp.

Exhibit Index
Exhibit No.        Description

99.1            First Financial Bancorp. Press Release dated April 29,2014.
99.2            First Financial Bancorp. April 30, 2014 Earnings Call slides.